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                                                                      EXHIBIT 21

                    MARSH SUPERMARKETS, INC. AND SUBSIDIARIES

                         SUBSIDIARIES OF THE REGISTRANT


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
                                                  State of             Name under which Business
Name as Specified                              Incorporation             Done if Different from
   in Charter                                 or Organization           Name Specified in Charter
-----------------                             ---------------          --------------------------
Marsh Drugs, Inc.                                Indiana                 Marsh Drugs
Marsh Village Pantries, Inc.                     Indiana                 Village Pantry
Mundy Realty, Inc.                               Indiana
Mar Properties, Inc.                             Indiana
Marlease, Inc.                                   Indiana
Marsh International, Inc.                        Indiana
Temporary Services, Inc.                         Indiana                 Floral Fashions
Limited Holdings, Inc.                           Indiana
Marsh P.Q., Inc.                                 Indiana
Marsh Cultural Group, Inc.                       Indiana
North Marion Development Corp.                   Indiana
Contract Transport, Inc.                         Indiana
Crystal Food Services, LLC                       Indiana                 Crystal Food Services, Primo
                                                                         Catering, Capital Vending
LoBill Foods, LLC                                Indiana                 LoBill
Contract Transport, LLC                          Indiana
Marsh Supermarkets, LLC                          Indiana                 Marsh
Village Pantry, LLC                              Indiana                 Village Pantry
Marsh Drugs, LLC                                 Indiana                 Marsh Drugs
Trademark Holdings, Inc.                         Delaware
Marsh Clearing House, LLC                        Indiana
Convenience Store
    Transportation Company, LLC                  Indiana                 CSTC
Convenience Store Distributing Company, LLC      Indiana                 CSDC
Crystal Food Management Services, LLC            Indiana
Butterfield Foods, LLC                           Indiana                 Butterfield
CF Property, LLC                                 Indiana
BF Property, LLC                                 Indiana
CSD Property, LLC                                Indiana
MD Property, LLC                                 Indiana
MS Property, LLC                                 Indiana
Pantry Property, LLC                             Indiana
McNamara, LLC                                    Indiana
MCN Property, LLC                                Indiana
Floral Property, LLC                             Indiana
LB Property, LLC                                 Indiana
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